UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 26, 2012

NBTY, Inc.

 (Exact name of registrant as specified in charter)

333-172973

(Commission File Number)

DELAWARE	11-2228617
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 19, 2012, NBTY, Inc. (the “Company”), Balance Bar Company (“BBC”) and Balance Bar Holdings LLC (“BBH”), entered into a stock purchase agreement pursuant to which the Company agreed to acquire all of the outstanding shares of stock of BBC from BBH for $78 million, subject to certain post-closing adjustments.  The Company used funds drawn from the revolving portion of its senior secured credit facilities to finance this acquisition.

The stock purchase agreement contains representations and warranties and covenants as are customary for transactions of this type and nature.

The foregoing description of the terms of the stock purchase agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which is incorporated by reference herein.

The acquisition contemplated by the stock purchase agreement closed on November 26, 2012.

Item 7.01.                                        Regulation FD Disclosure.

On November 26, 2012, NBTY, Inc. issued a press release announcing the signing and closing of its acquisition of BBC.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)

Exhibits	Description
2.1	Stock Purchase Agreement among NBTY, Inc., Balance Bar Company, Balance Bar Holdings LLC dated November 19, 2012
99.1	Press release issued by NBTY, Inc., dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 26, 2012

NBTY, Inc.

By:	/s/ Christopher Brennan
Christopher Brennan
Senior Vice President, General Counsel